Exhibit 10.9

VILLAGE BANK

OUTSIDE DIRECTORS DEFERRAL PLAN

Effective January 1, 2005

VILLAGE BANK
OUTSIDE DIRECTORS DEFERRAL PLAN
Effective January 1, 2005

ARTICLE VI DEATH BENEFITS		10
6.01	Pre-Benefit Commencement Date Death Benefit	10
6.02	Post-Benefit Commencement Date Death Benefit	10
ARTICLE VII PAYMENT OF BENEFITS		11
7.01	Payment of Deferred Benefit	11
7.02	Payment of Death Benefit	11
7.03	Form of Payment of Deferred Benefit	11
7.04	Benefit Determination and Payment Procedure	11
7.05	Payments to Minors and Incompetents	11
7.06	Distribution of Benefit When Distributee Cannot Be Located	12
7.07	Beneficiary Designation	12
ARTICLE VIII FUNDING		13
8.01	Funding	13
8.02	Purchase of Life Insurance	13
8.03	Trust	13
ARTICLE IX PLAN ADMINISTRATOR		14
9.01	Appointment of Administrator	14
9.02	Duties and Responsibilities of Plan Administrator	14
ARTICLE X AMENDMENT OR TERMINATION OF PLAN		15
ARTICLE XI MISCELLANEOUS		16
11.01	Non-assignability	16
11.02	Notices and Elections	16
11.03	Delegation of Authority	16
11.04	Service of Process	16
11.05	Governing Law	16
11.06	Binding Effect	16
11.07	Severability	17
11.08	Gender and Number	17
11.09	Titles and Captions	17

VILLAGE BANK
OUTSIDE DIRECTORS DEFERRAL PLAN
Effective January 1, 2005

INTRODUCTION

Effective January 1, 2005, the Board of Directors of Village Bank adopted the Outside Directors Deferral Plan, under which non-employee directors of Village Bank have the opportunity to defer receipt of certain compensation until retirement or departure from the Board.

VILLAGE BANK
OUTSIDE DIRECTORS DEFERRAL PLAN
Effective January 1, 2005

ARTICLE I
DEFINITIONS

1.01           Account

 Account means a bookkeeping account established for a Participant under Article IV.

1.02           Administrator

Administrator means the Compensation Committee of the Board unless responsibility is delegated as provided for in Article X.

1.03           Affiliate

Affiliate means any subsidiary, parent, affiliate, or other related business entity to the Bank.

1.04           Bank

Bank means Village Bank, or any successor thereto.

1.05           Beneficiary

Beneficiary means the person or persons designated by a Participant or otherwise entitled pursuant to Section 7.07 to receive benefits under the Plan attributable to such Participant after the death of such Participant.

1.06           Benefit Commencement Date

Benefit Commencement Date means the first day of the month following the Participant’s Retirement.

1.07           Board

Board means the present and any succeeding Board of Directors of the Bank, unless such term is used with respect to a particular Affiliate and its Directors, in which event it shall mean the present and any succeeding Board of Directors of that Affiliate.

1.08           Code

Code means the Internal Revenue Code of 1986, as may be amended from time to time.

VILLAGE BANK
OUTSIDE DIRECTORS DEFERRAL PLAN
Effective January 1, 2005

1.09           Compensation

Compensation means fees payable to a Participant for service as a member of the Board, including (i) an annual retainer fee (“Retainer”) and (ii) meeting or committee fees (collectively referred to as “Additional Fees”) paid by the Bank to an Eligible Director, but excluding any such compensation deferred from a prior period, expense reimbursement and allowances and benefits not normally paid in cash to the Participant.

1.10           Death Benefit

Death Benefit means the benefit with respect to a Participant due a Participant's Beneficiary, determined in accordance with Article VI.

1.11           Deferral Amount

Deferral Amount means, with respect to each Plan Year, the sum of the Deferral Contributions of a Participant with respect to his Retainer and/or his Additional Fees to be paid during the Plan Year.

1.12           Deferral Contributions

Deferral Contributions means that portion of a Participant's Compensation which is deferred under the Plan.

1.13           Deferral Election

Deferral Election means an irrevocable election of a Deferral Amount in writing executed by the Eligible Director or Participant and timely filed with the Administrator.

1.14           Deferred Account

Deferred Account means an unfunded, bookkeeping account maintained on the books of the Bank for a Participant which reflects his interest in amounts attributable to his Deferral Contributions under the Plan.

1.15           Deferred Benefit

Deferred Benefit means the balance in a Participant's Deferred Account.

1.16           Director

Director means an individual who serves as a member of the Board.

VILLAGE BANK
OUTSIDE DIRECTORS DEFERRAL PLAN
Effective January 1, 2005

1.17           Effective Date

Effective Date means January 1, 2005.

1.18           Eligible Director

Eligible Director means a Director who is not an employee of the Bank.

1.19           Participant

Participant means an Eligible Director who elects to participate in the Plan, and further differentiated as follows:

(a)           “Active Participant”: A Participant who has an election to make Deferral Contributions to the Plan in effect at the time in question.

(b)           “Inactive Participant”: A Participant who does not have an election to make Deferral Contributions to the Plan in effect at the time in question.

1.20           Plan

Plan means the Village Bank Outside Directors Deferral Plan.

1.21           Plan Year

Plan Year means the calendar year.

1.22           Rate of Return

Rate of Return means the fixed rate of return for allocations made by a Participant to his Deferred Account.  Such rate of return shall be established by the Board of Directors in its sole discretion prior to the beginning of each Plan Year.

1.23           Retirement

Retirement means a Participant’s termination of service from the Board.

VILLAGE BANK
OUTSIDE DIRECTORS DEFERRAL PLAN
Effective January 1, 2005

ARTICLE II
ELIGIBILITY AND PARTICIPATION

2.01           Eligibility

Each Eligible Director shall be eligible to participate in the Plan and to defer Compensation hereunder for such Plan Year.

2.02           Notice and Election Regarding Active Participation

(a)           In order to become an Active Participant and to make Deferral Contributions with respect to a Plan Year, an Eligible Director must file with the Administrator a Deferral Election, as provided in Plan section 3.02, which is effective as of the first day of the Plan Year.  Such election must be filed by the date established by the Administrator, which date shall be no later than the December 31 preceding such Plan Year.   An individual who becomes an Eligible Director during a Plan Year must file a Deferred Election with the Administrator within 30 days after becoming an Eligible Director.

(b)           By executing and filing such election with the Administrator, an Eligible Director consents and agrees to the following:

(i)	To execute such applications and take such physical examinations and to supply truthfully and completely such information as may be requested by any health questionnaire provided by the Administrator;

(ii)	To be bound by all terms and conditions of the Plan and all amendments thereto.

2.03           Commencement of Active Participation

An Eligible Director shall become an Active Participant with respect to a Plan Year only if he is expected to have Compensation during such Plan Year, and he timely files and has in effect a Deferral Election for such Plan Year.

2.04           Length of Participation

An individual who is or becomes a Participant shall be or remain an Active Participant as long as he has a Deferral Election in effect; and he shall be or remain an Inactive Participant as long as he is entitled to future benefits under the terms of the Plan and is not considered an Active Participant.

VILLAGE BANK
OUTSIDE DIRECTORS DEFERRAL PLAN
Effective January 1, 2005

ARTICLE III
DETERMINATION OF DEFERRAL

3.01           Deferred Benefit

A Participant's Deferred Benefit shall be the balance in his Deferred Account as of the date of determination.

3.02           Deferral Election

(a)           Subject to the restrictions and conditions provided in this Plan section, a Participant may irrevocably elect, as a Deferral Contribution with respect to a Plan Year, to defer all or a portion of his Compensation in and accordance with his Election for such Plan Year.  Any such election must be filed with the Administrator at the time required under Plan section 2.02(a).

(b)           The following conditions apply:

(i)
The maximum Deferral Contribution of Retainer with respect to any Participant for a Plan Year shall be one hundred percent (100%) of his Retainer for such Plan Year and such election shall be made in ten percent (10%) increments or in a flat dollar amount in fifty dollar ($50) increments.

(ii)
The maximum Deferral Contribution of Additional Fees with respect to any Participant for a Plan Year shall be one hundred percent (100%) of his Additional Fees for such Plan Year and such election shall be made in ten percent (10%) increments or in a flat dollar amount in fifty dollar ($50) increments.

(iii)
A Participant’s Deferral Election shall remain in effect from year to year unless revised or amended.  A Participant may revoke or amend his Deferral Election effective as of the beginning of a Plan Year in accordance with the procedures described in Plan section 2.02(a).

(iv)
Each Deferral Election shall be made on a form provided by the Administrator and shall specify the Deferral Amount and source of deferrals and such additional information as the Administrator may require.

3.03           Crediting of Interest to Deferred Account

There shall be credited to each Participant’s Deferred Account an amount representing interest on the balance of such account.  Interest shall be credited as earned.  Such interest shall be based on the applicable Rate of Return for the Plan Year.

VILLAGE BANK
OUTSIDE DIRECTORS DEFERRAL PLAN
Effective January 1, 2005

3.04           Equitable Adjustment in Case of Error or Omission

If an error or omission is discovered in a Participant’s Deferred Account, the Administrator shall make such equitable adjustment as the Administrator deems appropriate.

VILLAGE BANK
OUTSIDE DIRECTORS DEFERRAL PLAN
Effective January 1, 2005

ARTICLE IV
ACCOUNTS AND INVESTMENTS

4.01           Accounts

A separate Account under the Plan shall be established for each Participant.  Such Account shall be (a) credited with the amounts deferred in accordance with Plan section 3.02, (b) credited with investment earnings, and (c) charged with the amounts paid by the Plan to or on behalf of the Participant in accordance with Article VII.  With each Participant’s Account, separate subaccounts shall be maintained to the extent that the Board determines them necessary or useful in the administration of the Plan.

4.02           Hypothetical Nature of Accounts

Each Account established under this Article IV shall be maintained for bookkeeping purposes only.  Neither the Plan nor any of the Accounts established under the Plan shall hold any actual funds or assets.

VILLAGE BANK
OUTSIDE DIRECTORS DEFERRAL PLAN
Effective January 1, 2005

ARTICLE V
VESTING

A Participant's Deferred Account shall be fully vested and non-forfeitable at all times.

VILLAGE BANK
OUTSIDE DIRECTORS DEFERRAL PLAN
Effective January 1, 2005

ARTICLE VI
DEATH BENEFITS

6.01           Pre-Benefit Commencement Date Death Benefit

In the event that a Participant dies prior to his Benefit Commencement Date, the Beneficiary of such Participant shall be entitled to receive as a Death Benefit an amount equal to the Deferred Benefit that the Participant would have received as of his date of death.  This Death Benefit shall be calculated by (a) increasing the Participant’s Account by any amounts that have been deferred and amounts not yet credited to the Account, and (b) increasing the value of the Participant’s Deferred Account by the amount that would have been credited as interest at the Rate of Return from the date of death through the Beneficiary’s Benefit Commencement Date.  This Death Benefit shall begin to be paid on the first of January after the Participant’s date of death.  The Participant’s Deferred Account shall accrue interest thereafter at the Rate of Return.

6.02           Post-Benefit Commencement Date Death Benefit

In the event that a Participant dies after his Benefit Commencement Date, then the Beneficiary of such Participant shall be entitled to receive as a Death Benefit a continuation of the payment of the Deferred Benefit in the same manner and in the same amount that the Participant would have received had the Participant lived to receive the Deferred Benefit.

VILLAGE BANK
OUTSIDE DIRECTORS DEFERRAL PLAN
Effective January 1, 2005

ARTICLE VII
PAYMENT OF BENEFITS

7.01           Payment of Deferred Benefit

A Participant's Deferred Benefit, if any, shall become payable to the Participant as of the Benefit Commencement Date or as soon thereafter as is administratively practical.  Each of the Participant’s installment payments shall be comprised of accrued interest, if any, and that portion of the Participant’s Deferred Benefit equal to the balance in the Participant’s Deferred Account.

7.02           Payment of Death Benefit

A Participant's pre-benefit commencement Death Benefit shall be payable to his Beneficiary as set forth in Article VI and shall be paid in installments payable over a ten-year period beginning as of the January 1 following the Participant’s date of death or as soon thereafter as is administratively practicable.

7.03           Form of Payment of Deferred Benefit

A Participant’s Deferred Account shall be paid in cash.

7.04           Benefit Determination and Payment Procedure

The Administrator shall make all determinations concerning eligibility for benefits under the Plan, the time or terms of payment, and the form or manner of payment to the Participant or the Participant's Beneficiary, in the event of the death of the Participant.  The Administrator shall promptly notify the Bank of each such determination that benefit payments are due and provide to the Bank all other information necessary to allow the Bank to carry out such determination, whereupon the Bank shall pay such benefits in accordance with the Administrator's determination.

7.05           Payments to Minors and Incompetents

If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, or is  deemed so by the Administrator, benefits will be paid to such person as the Administrator may designate for the benefit of such Participant or Beneficiary.  Such payments shall be considered a payment to such Participant or Beneficiary and shall, to the extent made, be deemed a complete discharge of any liability for such payments under the Plan.

VILLAGE BANK
OUTSIDE DIRECTORS DEFERRAL PLAN
Effective January 1, 2005

7.06           Distribution of Benefit When Distributee Cannot Be Located

The Administrator shall make all reasonable attempts to determine the identity and/or whereabouts of a Participant or a Participant's Beneficiary entitled to benefits under the Plan, including the mailing by certified mail of a notice to the last known address shown on the Bank's or the Administrator's records.  If the Administrator is unable to locate such a person entitled to benefits hereunder, or if there has been no claim made for such benefits, the Bank shall continue to hold the benefit due such person, subject to any applicable statute of escheats.

7.07           Beneficiary Designation

(a)           A Participant may designate a Beneficiary.  Any Beneficiary designation made hereunder shall be effective only if properly signed and dated by the Participant and delivered to the Administrator prior to the time of the Participant's death.  The most recent Beneficiary designation received by the Administrator shall be the effective Beneficiary designation for all Plan Years and shall supercede all prior Beneficiary designations unless specifically designated otherwise.  Any Beneficiary designation hereunder shall remain effective until changed or revoked hereunder.

(b)           A Beneficiary designation may be changed by the Participant at any time, or from time to time, by filing a new designation in writing with the Administrator.

(c)           If the Participant dies without having designated a Beneficiary, or if the Beneficiary so designated has predeceased him, then his estate shall be deemed to be his Beneficiary.

(d)           If a Beneficiary of the Participant shall survive the Participant but shall die before the Participant's entire benefit under the Plan has been distributed, then the unpaid balance thereof shall be distributed to any other beneficiary named by the deceased Beneficiary to receive his interest or, if none, to the estate of the deceased Beneficiary.

VILLAGE BANK
OUTSIDE DIRECTORS DEFERRAL PLAN
Effective January 1, 2005

ARTICLE VIII
FUNDING

8.01           Funding

All Plan Participants and Beneficiaries are general unsecured creditors of the Bank with respect to the benefits due hereunder and the Plan constitutes a mere promise by the Bank to make benefit payments in the future.  It is the intention of the Bank that the Plan be considered unfunded for tax purposes.

8.02           Purchase of Life Insurance

The Bank may, but is not required to, purchase life insurance in amounts sufficient to provide some or all of the benefits provided under this Plan or may otherwise segregate assets for such purpose.

8.03           Trust

The Bank may, but is not required to, establish a grantor trust which may be used to hold assets of the Bank which are maintained as reserves against the Bank's unfunded, unsecured obligations hereunder.  Such reserves shall at all times be subject to the claims of the Bank's creditors.  To the extent such trust or other vehicle is established, and assets contributed, for the purpose of fulfilling the Bank's obligation hereunder, then such obligation of the Bank shall be reduced to the extent such assets are utilized to meet its obligations hereunder.

VILLAGE BANK
OUTSIDE DIRECTORS DEFERRAL PLAN
Effective January 1, 2005

ARTICLE IX
PLAN ADMINISTRATOR

9.01           Appointment of Administrator

The Plan shall be administered by the Compensation Committee. The Compensation Committee may appoint one or more persons to serve as the Plan Administrator for the purpose of administering the Plan.  In the event more than one person is appointed, the persons shall form a committee for the purpose of functioning as the Administrator of the Plan.  The person or committeemen serving as Administrator shall serve for indefinite terms at the pleasure of the Compensation Committee, and may, by 30 days prior written notice to the Compensation Committee, terminate such appointment.

9.02           Duties and Responsibilities of Plan Administrator

(a)           The Administrator shall maintain and retain necessary records regarding its administration of the Plan.

(b)           The Administrator is empowered to settle claims against the Plan and to make such equitable adjustments in a Participant's or Beneficiary's rights or entitlements under the Plan as it deems appropriate in the event an error or omission is discovered or claimed in the operation or administration of the Plan.

(c)           The Administrator may construe the Plan, correct defects, supply omissions or reconcile inconsistencies to the extent necessary to effectuate the Plan, and such action shall be conclusive.

VILLAGE BANK
OUTSIDE DIRECTORS DEFERRAL PLAN
Effective January 1, 2005

ARTICLE X
AMENDMENT OR TERMINATION OF PLAN

The Board may amend or terminate the Plan from time to time, effective as of any date specified.  Any such action taken by the Board shall be evidenced by a resolution and shall be communicated to Participants and Beneficiaries prior to the effective date thereof.  No amendment or termination shall decrease a Participant's Deferred Benefit accrued prior to the effective date of the amendment or termination. The Board reserves the right to unilaterally shorten the deferral period of any Participant hereunder in its sole discretion if, in its sole discretion, it determines that to do so will be fair and equitable to the Participant.

VILLAGE BANK
OUTSIDE DIRECTORS DEFERRAL PLAN
Effective January 1, 2005

ARTICLE XI
MISCELLANEOUS

11.01                      Non-assignability

The interests of each Participant under the Plan are not subject to claims of the Participant's creditors; and neither the Participant nor his Beneficiary shall have any right to sell, assign, transfer or otherwise convey the right to receive any payments hereunder or any interest under the Plan, which payments and interest are expressly declared to be non-assignable and non-transferable.

11.02                      Notices and Elections

All notices required to be given in writing and all elections required to be made in writing under any provision of the Plan shall be invalid unless made on such forms as may be provided or approved by the Administrator and, in the case of a notice or election by a Participant or Beneficiary, unless executed by the Participant or Beneficiary giving such notice or making such election.  Notices and elections shall be deemed given or made when received by any member of the committee that serves as Administrator.

11.03                      Delegation of Authority

Whenever the Bank is permitted or required to perform any act, such act may be performed by its Chief Executive Officer or President or other person duly authorized by its Chief Executive Officer or President or its Board.

11.04                      Service of Process

The Administrator shall be the agent for service of process on the Plan.

11.05                      Governing Law

The Plan shall be construed, enforced and administered in accordance with the laws of the Commonwealth of Virginia.

11.06                      Binding Effect

The Plan shall be binding upon and inure to the benefit of the Bank, its successors and assigns, and the Participant and his heirs, executors, administrators and legal representatives.

VILLAGE BANK
OUTSIDE DIRECTORS DEFERRAL PLAN
Effective January 1, 2005

11.07                      Severability

If any provision of the Plan should for any reason be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

11.08                      Gender and Number

In the construction of the Plan, the masculine shall include the feminine or neuter and the singular shall include the plural and vice-versa in all cases where such meanings would be appropriate.

11.09                      Titles and Captions

Titles and captions and headings herein have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

VILLAGE BANK
OUTSIDE DIRECTORS DEFERRAL PLAN
Effective January 1, 2005

IN WITNESS WHEREOF, the Bank has caused this Plan to be executed by its duly authorized officer.

VILLAGE BANK

By____________________________